UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2020

 HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda     74-2692550
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Bermuda
(Address of principal executive offices)

1 Helen of Troy Plaza, El Paso, Texas             79912
(Registrant’s United States Mailing Address)            (Zip Code)
(915) 225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.10 Par Value Per Share	HELE	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sixth Amendment to Guaranty Agreement

On May 14, 2020, Helen of Troy Limited (the “Company”) and certain of the Company’s subsidiaries entered into the Sixth Amendment to Guaranty Agreement (the “Amended Guaranty”) in favor of Bank of America, N.A. The Amended Guaranty amends the Guaranty Agreement (as amended, the “Guaranty Agreement”), dated March 1, 2013, made by the Company and certain of the Company’s subsidiaries in favor of Bank of America, N.A. and other lenders.

The Guaranty Agreement requires the maintenance of certain financial covenants, including a maximum Leverage Ratio and a minimum Interest Coverage Ratio (as defined in the Guaranty Agreement), and includes customary representations and warranties, and covenants, including, among other things, covenants restricting or limiting the Company and its subsidiaries, except under certain conditions set forth therein, from (1) incurring liens on any of their respective properties, (2) making certain types of investments, (3) incurring additional indebtedness, and (4) assigning or transferring certain licenses. Certain of the representations and warranties, and covenants in the Guaranty Agreement were amended by the Amended Guaranty to include or modify certain baskets, exceptions and other customary provisions.

Fifth Supplemental Trust Indenture

As previously disclosed, on March 20, 2013, Kaz USA, Inc. (“Kaz USA”), a wholly owned subsidiary of the Company, entered into that certain Loan Agreement, dated as of March 1, 2013 (the “Loan Agreement”), by and between Kaz USA and Mississippi Business Finance Corporation (the “MBFC”) in connection with the issuance by MBFC of up to $38,000,000 of taxable industrial development revenue bonds (the “Bonds”). The Bonds were issued under a Trust Indenture, dated as of March 1, 2013 (as supplemented, the “Indenture”), by and between MBFC and U.S. Bank National Association, as trustee (the “Trustee”), and are payable from payments made by Kaz USA pursuant to the Loan Agreement.

On May 14, 2020, MBFC and the Trustee entered into that certain Fifth Supplemental Trust Indenture, effective May 14, 2020 (the “Fifth Supplemental Indenture”), with the consent of Kaz USA and Bank of America, N.A., the purchaser of the Bonds. The Base Rate (as defined in the Indenture) and Eurodollar Rate (as defined in the Indenture) each was amended. As amended by the Fifth Supplemental Indenture, the Bonds and the related loans to Kaz USA will bear interest at a Base Rate or Eurodollar Rate plus a margin based on the Net Leverage Ratio (as defined in the Fifth Supplemental Indenture). The Fifth Supplemental Indenture amended the pricing grid for the Eurodollar and Base Rate margins. Prior to the Fifth Supplemental Indenture, the pricing grid for the Eurodollar Rate and Base Rate margins under the Indenture was as follows:

Pricing Level	Leverage Ratio	Eurodollar Rate Margin for the Loan	Base Rate Margin for the Loan
I	Less than 1.50 to 1.00	1.000%	—%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.250%	0.250%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.500%	0.500%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.750%	0.750%
V	Greater than or equal to 3.00 to 1.00	2.000%	1.000%

As amended by the Fifth Supplemental Indenture, the new pricing grid for the Eurodollar and Base Rate margins under the Indenture is as follows:

Pricing Level	Leverage Ratio	Eurodollar Rate Margin for the Loan	Base Rate Margin for the Loan
I	Less than 1.50 to 1.00	1.000%	—%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.125%	0.125%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.375%	0.375%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.625%	0.625%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.875%	0.875%
VI	Greater than or equal to 3.50 to 1.00	2.000%	1.000%

The foregoing descriptions of the Amended Guaranty and the Fifth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Amended Guaranty that is filed with this Current Report on Form 8-K as Exhibit 10.1 and the Fifth Supplemental Trust Indenture that is filed with this Current Report on Form 8-K as Exhibit 10.2, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sixth Amendment to Guaranty Agreement, dated as of May 14, 2020, made by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A.
10.2	Fifth Supplemental Trust Indenture, dated as of May 14, 2020, by and between Mississippi Business Finance Corporation and U.S. Bank National Association, as trustee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: May 20, 2020	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

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